UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 19, 2010

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) Pacer International, Inc. (the “Company”) classified debt as long-term debt on its September 30, 2009, quarterly unaudited condensed consolidated balance sheet that it now has determined should have been classified as a current liability. On August 28, 2009, the Company entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent. The Credit Agreement is an asset-backed revolving credit facility and required the Company to establish a lock-box arrangement under which all cash receipts on any day are required to be applied on the next business day to amounts outstanding under Credit Agreement. On October 19, 2009, after the close of the Company’s fiscal quarter ended September 30, 2009, the lock-box arrangements were implemented as required by the Credit Agreement. In preparing the financial statements included in the Company’s Form 10-Q for the fiscal quarter ended September 30, 2009 (the “Original Form 10-Q”) filed with the SEC on November 9, 2009, the Company’s management reviewed ASC 470-10-45 and other relevant accounting literature, analyzed the relevant provisions of the Credit Agreement, and determined that amounts outstanding under the Credit Agreement were properly classified as long-term debt.

In connection with the preparation of the Company’s financial statements for the year ended December 31, 2009, management has engaged in a further review of the lock-box arrangements that were implemented on October 19, 2009 regarding the appropriate classification of the amounts outstanding under the Credit Agreement and the proper treatment of cash receipts under the foregoing lock-box arrangements under ASC 470-10-45 and other relevant accounting literature, including ASC 470-10-45-5 (which expressly states that borrowings under a revolving credit agreement that includes both a subjective acceleration clause and a requirement to maintain a lock-box arrangement shall be classified as a current liability) and ASC 470-10-45-5A (which indicates that the existence of a lock-box arrangement by itself requires that the credit agreement be considered a short-term obligation regardless of whether or not the credit agreement contains a subjective acceleration clause).

As a result of this review on January 19, 2010, the Company determined that under ASC 470-10-45-5A, the Credit Agreement’s lock-box requirement by itself requires that amounts outstanding under the Credit Agreement should be classified as a current liability and should have been so classified at September 30, 2009, and not as long-term debt which is how outstanding borrowings under the Credit Agreement were classified on the Company’s unaudited condensed consolidated balance sheet included in the Original Form 10-Q. Accordingly, the Company has now concluded that the classification of the amounts outstanding under the Credit Agreement as long-term debt in the quarterly unaudited condensed consolidated balance sheet included in the Original Form 10-Q was incorrect and that, as a result of the incorrect classification, such unaudited condensed consolidated balance sheet at September 30, 2009, should no longer be relied upon and must be restated.

The restatement of the Company’s September 30, 2009 quarterly unaudited condensed consolidated balance sheet to classify amounts outstanding under the Credit Agreement as a current liability, does not affect the unaudited condensed consolidated statements of operations for the three- and nine-months ended September 30, 2009, or the unaudited condensed consolidated statement of cash flows or the unaudited condensed consolidated statement of stockholders’ equity for the nine-months ended September 30, 2009, in each case included in the Original Form 10-Q, nor does the restatement impact any of the Company’s consolidated financial statements for any periods prior to September 30, 2009. Furthermore, the terms of the Credit Agreement have not been changed, including its maturity date of April 2012, and the classification of amounts outstanding under the Credit Agreement as a current liability has had no impact on the Company’s borrowing availability under the Credit Agreement. The amount available under the Credit Agreement pursuant to its borrowing base formula was $38.1 million at September 30, 2009.

The following table sets forth the effect of the restatement of the September 30, 2009 balance sheet (in millions).

	September 30, 2009
	As Previously Reported	Adjustment	As Restated
Condensed Consolidated Balance Sheet Information:

Current liabilities
Current maturities of debt and capital leases	$0.3	$54.4	$54.7
Book overdraft	6.1	—	6.1
Accounts payable and accrued liabilities	155.2	—	155.2

Total current liabilities	161.6	54.4	216.0

Long-term liabilities
Long-term debt and capital leases	54.5	(54.4)	0.1
Other	1.3	—	1.3

Total long-term liabilities	55.8	(54.4)	1.4

Total liabilities	$217.4	$—	$217.4

The restatement of the September 30, 2009 balance sheet results in a restated working capital balance at September 30, 2009 of $2.5 million compared to the $56.9 million reported in the Original Form 10-Q.

Authorized officers of the Company have discussed the matters disclosed in this filing with the Company’s independent registered public accounting firm. The Company expects to file an amendment on Form 10-Q/A to the Original Form 10-Q concurrently with the filing of this Form 8-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC.
A Tennessee Corporation

Dated: January 19, 2010	By:	/s/ BRIAN C. KANE
Executive Vice President and Chief
Financial Officer